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                                                                   EXHIBIT 10.21

                               ACUITY BRANDS, INC.
                            BENEFITS PROTECTION TRUST

                (Formerly, the National Service Industries, Inc.
                           Benefits Protection Trust)

                       Effective As Of November 30, 2001.
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                               ACUITY BRANDS, INC.

                       BENEFITS PROTECTION TRUST AGREEMENT

         THIS ASSUMPTION AND AMENDMENT AGREEMENT, made as of the ____ day of November 2001, by and between Acuity Brands, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and Wachovia Bank, N.A., a national banking association organized and existing under the laws of the United States of America (hereinafter referred to as the "Trustee").

                                   WITNESSETH

         WHEREAS, effective as of June 5, 1990, National Service Industries, Inc. ("NSI") and the Trustee established the National Service Industries, Inc. Benefits Protection Trust ("Prior Trust") to ensure that eligible Participants and their beneficiaries would receive the benefits that NSI and its Affiliates were obligated to provide them pursuant to certain designated employee benefit plans; and

         WHEREAS, in connection with the spin-off of the Company from NSI, effective November 30, 2001 and pursuant to an Employee Benefits Agreement, dated as of November 30, 2001, between the Company and NSI, the Prior Trust is being transferred to, and assumed by, the Company in the form of this Benefits Protection Trust (hereinafter referred to as this "Trust"); and

         WHEREAS, the liabilities and assets of the Prior Trust will be held in this Trust; and

         WHEREAS, the Company desires to assume this Trust in order to ensure that "Participants" (as hereinafter defined) and their beneficiaries will receive the benefits which the

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Company and its Affiliates are obligated to provide for them or which they reasonably anticipate receiving pursuant to the "Plans" (as hereinafter defined);

         WHEREAS, the Trustee is not a party to the Plans;

         WHEREAS, the aforesaid obligations of the Company are not funded or otherwise secured and the Company has agreed to take steps to assure that the future payment of amounts under such Plans will not be improperly withheld in the event that a "Threatened Change in Control" (as hereinafter defined) or "Change in Control" (as hereinafter defined) of the Company should occur;

         WHEREAS, for purposes of assuring that such payments will not be improperly withheld, the Company desires to: (a) deposit with the Trustee, subject to the claims of the Company's existing or future general creditors, such amounts of cash, marketable securities or other security as the Company may determine for the payment of (i) benefits to Participants and their beneficiaries which may become payable under the Plans and (ii) fees and expenses of the Trustee in pursuing claims of the Participants and their beneficiaries against the Company or any of its Affiliates for such payments and/or in requiring the Company to deposit sufficient cash or marketable securities in this Trust to pay benefits under the Plans; and (b) retain the right to deposit with the Trustee, subject to the same conditions, further amounts of cash or marketable securities for the payment of amounts under such Plans as they may become due and payable; and

         WHEREAS, the Company maintains the Acuity Brands, Inc. Executive Benefits Trust (the "Executive Benefits Trust") for the benefit of Participants and their beneficiaries upon a Change in Control; and


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         WHEREAS, upon a Change in Control, the assets attributable to the Plans held in the Benefit Account of this Trust will be transferred to the Executive Benefits Trust to be held for the benefit of Participants and their beneficiaries in accordance with the terms thereof.

         NOW, THEREFORE, in consideration of the respective agreements of the Company and the Trustee contained herein, the Company agrees to assume the Prior Trust as amended hereby and to establish the Acuity Brands, Inc. Benefits Protection Trust:

         ARTICLE 1: Definitions.

                  1.1 "Affiliate" shall mean any corporation, partnership or other entity, the majority interest in which is held by the Company directly or through one or more intermediaries, which has been designated by the Company as participating in the Trust. The Affiliates are listed on Schedule 2.

                  1.2 The "Board" shall mean the Board of Directors of the Company.

                  1.3 "Change in Control" shall mean any of the following events:

                           (a)      The acquisition (other than from the
Company) by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or

                           (b)      The individuals who, as of December 1, 2001,
are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided; however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent


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Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

                           (c)      A merger or consolidation involving the
Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

                           (d)      A complete liquidation or dissolution of the
Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 1.3(a) of this Article 1, solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition (hereinafter referred to individually as a "Related Person" and collectively as "Related Persons").

                  1.4 "Company" shall mean Acuity Brands, Inc., its successors and assigns.


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                  1.5      "Participants" shall mean active and former employees
of the Company and/or of its Affiliates who are participants in or who have a claim to receive benefits under any of the Plans.

                  1.6 "Plaintiffs" shall mean the Participants and their beneficiaries.

                  1.7 "Plans" shall mean the Executives' Deferred Compensation Plan, Supplemental Deferred Savings Plan, Supplemental Retirement Plan for Executives, Senior Management Benefit Plan, Severance Protection Agreements with senior corporate officers and division presidents, and any other plans or agreements that are adopted by the Company or its Affiliates prior to a Change in Control, in all cases as listed on Schedule 1 as may be amended from time to time prior to a Change in Control.

                  1.8 "Related Person" shall have the meaning set forth in the last paragraph of Section 1.3.

                  1.9 "Threatened Change in Control" shall mean the occurrence of any of the following events:

                           (a)      when the Company is aware of or is
contemplating, a proposal (a "Proposal") for any Person other than a Related Person (1) to acquire five percent (5%) or more of the voting power of the Company's outstanding securities, or (2) to merge or consolidate with another entity, transfer or sell assets of the Company, or liquidate or dissolve the Company, in each case described in this clause (2) in a transaction that would constitute a Change in Control; or

                           (b)      any Person other than a Related Person,


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                                    (1)      acquires five percent (5%) or more
of the voting power of the Company's outstanding securities, other than as a holder whose investment in the Company is eligible to be reported on Schedule 13G pursuant to Rule 13d-l(b)(1) promulgated under the 1934 Act, or

                                    (2)      initiates a tender or exchange
offer to acquire such number of securities as would result in such person holding twenty percent (20%) or more of the voting power of the Company's outstanding securities, or

                                    (3)      solicits proxies for votes to elect
members of the Board at a shareholders' meeting of the Company.

                  1.10 "Threatened Change in Control Period" shall mean the period commencing on the date that a Threatened Change in Control has occurred and ending upon:

                           (a)      the date the Proposal referred to in Section
1.9(a) of this Article 1 is abandoned;

                           (b)      the acquisition of five percent (5%) of the
voting power of the Company's outstanding securities by the Person referred to in Section 1.9(a)(1) if such acquisition does not constitute a Threatened Change in Control under Section 1.9(b)(1);

                           (c)      the date when any person described in
Section 1.9(b) of this Article 1, (1) shall own less than five percent (5%) of the voting power of the Company's outstanding securities, (2) shall have abandoned the tender or exchange offer, or (3) shall not have elected a member of the Board as the case may be; or

                           (d)      the date a Change in Control occurs.


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         ARTICLE 2: Creation of Trust.

                  2.1 The Company hereby adopts and assumes the Prior Trust and agrees to continue such trust as amended by this Agreement. The Trustee hereby agrees to continue as trustee of the Trust. The Trust shall consist of two accounts, established by the Trustee, for purposes of accounting for funds delivered to the Trustee by the Company. One such account shall be known as the "Trustee Expense Account," and shall be used exclusively to pay the fees, expenses and indemnities due or incurred by the Trustee in accordance with the terms of this Agreement. The other such account shall be known as the "Benefit Account," and shall be used to make payments under the Plans. The Benefit Account shall be divided into separate sub-accounts for each Plan which is funded by the Company in accordance with Section 4.1 of Article 4. Unless the Company directs otherwise, separate Trustee Expense Account and Benefit Account shall be established for each Affiliate. The Trustee, for investment purposes only, may commingle all Trust assets and treat them as a single fund, but the records of the Trustee at all times shall show the percentages of the Trust Fund allocable to each of the several accounts and sub-accounts.

                  2.2 The Company and the Trustee agree that this Trust created herein shall be revocable by the Company at any time prior to or subsequent to a Threatened Change in Control Period and prior to a Change in Control, but shall not be revocable by the Company or by any successor thereto during a Threatened Change in Control Period or after the occurrence of a Change in Control. The Trust shall become irrevocable upon the occurrence of a Change in Control, subject to the provisions of Section 17.5. The Trust established hereunder is intended to be a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), and all interest and other income earned on the investment of this Trust


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shall for such purposes be the property of, and taxable to, the Company. All taxes on or with respect to this Trust shall be payable by the Company from its separate funds and shall not be a charge against this Trust.

                  2.3 Prior to a Change in Control, the Company and its Affiliates may add Plans to, and Participants in the Plans under which benefits are payable from, this Trust by amending Schedule 1 and notifying the Trustee in writing. If the Company or its Affiliates amend any of the Plans, it shall send to the Trustee a copy of any such amendments and no consent of the Trustee to such amendments is required.

         ARTICLE 3: Trustee Expense Account.

                  3.1 At any time, the Company shall have the unlimited right to deliver cash or marketable securities reasonably acceptable to the Trustee to be credited to the Trustee Expense Account. Any amount (together with the income attributable thereto) which is credited to the Trustee Expense Account may be withdrawn by the Company by written notice to the Trustee at any time prior or subsequent to a Threatened Change in Control Period and prior to a Change in Control. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not make any withdrawal from this Trust during a Threatened Change in Control Period or after the occurrence of a Change in Control.

                  3.2 Upon the occurrence of a Threatened Change in Control or a Change in Control, the Company shall contribute to the Trustee Expense Account sufficient cash (i) to provide for the Litigation (as defined in Section
9.3 of Article 9) expenses of all Plaintiffs as determined by the Trustee, and
(ii) to pay the expenses of operating this Trust for twelve (12) months. If the Company fails to deposit the amount in the Trust required by this Section 3.2


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within five (5) days of the occurrence of a Threatened Change in Control or a
Change in Control, the Trustee shall commence legal action as provided in
Section 9.5.

         ARTICLE  4: Benefit Account.

                  4.1 The Trustee shall continue to hold in the Benefit Account any amounts that were held in the Benefit Account under the Prior Trust, such amounts to be administered and disposed of by the Trustee as provided herein.

                  4.2 (a) At any time, the Company and any Affiliate shall have the unlimited right to deliver cash or marketable securities reasonably acceptable to the Trustee to be credited to the Benefit Account. Any such delivery shall be accepted by the Trustee accompanied by a designation of the Plan or Plans under the provisions of which such funds are to be disbursed and if more than one Plan is being funded, the amount being allocated in respect of each Plan. Such delivery shall be credited to a separate sub-account within the Benefit Account for each Plan in respect of which funds are being provided. Any amount (together with the income attributable thereto) may be withdrawn by the Company and any Affiliate at any time prior or subsequent to a Threatened Change in Control Period and prior to a Change in Control.

                           (b)      Immediately upon the occurrence of a
Threatened Change in Control or a Change in Control, the Company shall contribute sufficient cash to the Benefit Account (i) to pay all payments and benefits to which Participants would be entitled (whether payable currently or on a deferred basis) pursuant to the terms of the Plans as of the date of the Threatened Change in Control or Change in Control and (ii) to pay the additional payments and benefits that would be due Participants under the Plans assuming the Participants' employment was terminated involuntarily by the Company without cause immediately following the date on which the Threatened Change in Control or Change in Control occurred. The amount the


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Company shall contribute to the Trust pursuant to this subparagraph (b) shall be determined by the Trustee in its discretion. If the Company fails to contribute the amount to the Trust required by this subparagraph (b) within five (5) days of the occurrence of the Threatened Change in Control or Change in Control, the Trustee shall commence legal action as provided in Section 9.5.

                  During a Threatened Change in Control Period or after the occurrence of a Change in Control, if the Trustee determines that the funds in the Benefit Account are insufficient to fully pay all payments and benefits in
(b)(i) and (ii) above under the Plans, the Trustee shall make written demand on the Company to provide funds in an amount determined by the Trustee in its discretion. If the Company fails to contribute this additional amount to the Trust within five (5) days of receipt of the Trustee's written demand, the Trustee shall commence legal action as provided in Section 9.5.

                  4.3 (a) In addition to the cash and/or other property delivered to, and deposited with, the Trustee pursuant to Article 3 and Sections
4.1 and 4.2, the Company may deliver to the Trustee one or more letters of credit (referred to hereinafter as the "Letter(s) of Credit") which shall (i) be irrevocable for a period of at least 364 days, (ii) be renewable by the Company on substantially the same terms and conditions at the end of such period unless the issuer provides to the Company and the Trustee not less than 90 calendar days' written notice prior to the expiration date that any Letter(s) of Credit will not be renewed, and (iii) name the Trustee as beneficiary. A Letter of Credit shall enable the Trustee to draw directly from the issuer of such Letter of Credit, immediately upon notice and without any other requirement, an amount equal to the excess of 100% of the amount the Trustee has demanded the Company contribute to the Trust pursuant to Article 3 and Sections 4.1 and 4.2, as determined by the


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Trustee, over the value of all other assets of the Trust, subject, however, to the maximum amount of the Letters of Credit.

                           (b)      The Trustee shall draw on each Letter of
Credit held by it to the full extent thereof no later than three (3) business days following the failure by the Company to contribute to the Trust the amounts demanded by the Trustee pursuant to Article 3 and Sections 4.1 and 4.2.

                           (c)      If the Trustee receives written notice from
an issuer referencing a Letter of Credit by number which is signed by an officer of the issuer of such Letter of Credit, that such Letter of Credit will not be renewed on substantially the same terms and conditions, then the Trustee shall notify the Company in writing that it has received such notice.

                           (d)      Notwithstanding (a) above, the Trustee shall
not draw on any Letter of Credit pursuant to subparagraph (a), to the extent that the Company has deposited in the Trust 100% of the amount the Trustee has demanded the Company to contribute to the Trust pursuant to Article 3 and Sections 4.1 and 4.2, as determined by the Trustee.

         ARTICLE 5: Payments from the Trust.

                  5.1 The Company shall, from time to time, furnish the Trustee with such written information regarding the Participants and beneficiaries under the Plans and the amount and/or method of determination of benefits under the Plans (hereinafter referred to as "Participant Data") as the Company deems relevant or as the Trustee shall request in writing. The Company shall, after a Change in Control, furnish the Trustee with such Participant Data and other information as the Trustee may from time to time request within thirty
(30) days of


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such request. The Company shall, from time to time, but not less frequently than annually, update Participant Data with respect to all Plans.

         After a Change in Control and subject to Section 17.3, the Trustee shall, without direction from the Company, to the extent funds are available in the Benefit Account for such purpose, make payments to Participants and beneficiaries in such manner and in such amounts as the Trustee shall determine they are entitled to be paid under the Plans based on the most recent Participant Data furnished to the Trustee by the Company and any supplemental information furnished to the Trustee by a Participant or beneficiary upon which the Trustee may reasonably rely in making such determination. The Trustee shall have the power to interpret the provisions of the Plans and this Agreement in making its determination.

                  5.2 After a Change in Control, in the event the Internal Revenue Service issues a notice of deficiency to any Participant and/or beneficiary of a Plan stating that such Participant and/or beneficiary is subject to any tax by reason of any undistributed interest in this Trust, the Trustee, upon presentation of (i) a copy of such determination and (ii) written direction from the Participant and/or beneficiary, shall distribute to such Participant and/or beneficiary a lump sum cash payment equal to the amount included in such Participant's or beneficiary's gross income by reason of any interest in this Trust. The Trustee shall not be liable in any way for any payment made pursuant to any such written direction. Any benefit to which such Participant and/or beneficiary subsequently becomes entitled shall be offset in such manner as the Trustee shall determine in its discretion by the amount previously distributed pursuant to the preceding provisions of this Section 5.2 determined on a present value basis pursuant to the applicable federal rate (as defined in Section 1274(d) of the Code) as in effect from time to time.


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                  5.3      Payments to Participants and beneficiaries pursuant
to Sections 5.1 and 5.2 of this Article 5 shall be made by the Trustee to the extent that funds in the Benefit Account for such purpose are sufficient to allow such payments. In any month in which the Trustee determines that one or more sub-accounts in the Benefit Account does not have sufficient funds to provide for the payment of all amounts otherwise payable to Participants and beneficiaries in such month under a Plan or Plans, the amount otherwise payable to each such Participant or beneficiary under such Plan or Plans during such month shall be multiplied by a fraction, the numerator of which is the amount of funds then available for the payment of benefits under such Plan or Plans and the denominator of which is the total of the benefits payable prior to such reduction during such month to all Participants and beneficiaries under such Plan or Plans.

         ARTICLE 6: Management of Trust Assets.

                  6.1 Prior to a Change in Control, this Trust's assets shall be held, invested and reinvested by the Trustee in accordance with written investment guidelines provided by the Company from time to time. Except as mandated by law, the Trustee shall not be liable for following the investment guidelines from the Company prior to a Change in Control if there is a loss due to investments made in accordance with the investment guidelines provided by the Company. The Trustee may invest in and hold securities (including stock or rights to acquire stock) or obligations of the Company, if directed to do so in writing by the Company. In exercising the powers of the Company under this
Section 6.1, the Company shall act by its Corporate Treasurer or his written designees, each of whom is fully authorized to exercise such powers. The Trustee may, and shall, follow the written guidelines signed by said Corporate Treasurer or such designees.


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                  6.2      In the absence of written investment guidelines
provided by the Company, the Trustee shall invest the assets as if a Change in Control had occurred as provided in Section 6.3 and Article 9.

                  6.3 After the occurrence of a Change in Control, the Trustee shall have exclusive authority and discretion to manage and control this Trust's assets and may employ investment managers, including affiliates of the Trustee, to manage the investment of this Trust's assets. Pursuant to such authority and discretion, the Trustee may exercise, from time to time and at any time, the power:

                           (a)      to invest and reinvest this Trust, without
distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and other property, or part interest in property, real or personal, foreign or domestic, and in order to reduce the rate of interest rate fluctuations, contracts, as either buyer or seller, for the future delivery of United States Treasury securities and comparable federal-government-backed securities;

                           (b)      to sell, convey, redeem, exchange, grant
options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposition;

                           (c)      to exercise, personally or by general or
limited proxy, the right to vote any shares of stock, bonds or other securities held in this Trust, to delegate discretionary


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voting power to trustees of a voting trust for any period of time, and to exercise, personally or by power of attorney, any other right appurtenant to any securities or other property of this Trust;

                           (d)      to join in or oppose any reorganization,
recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease, mortgage or sale of the property of any organization the securities of which are held in this Trust; to pay from this Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or depositary; and to retain any property allotted to this Trust in any reorganization, recapitalization, consolidation, merger or liquidation;

                           (e)      to exercise or sell any conversion or
subscription or other rights appurtenant to any stock, security or other property held in this Trust;

                           (f)      to borrow from any lender (including the
Trustee in its individual capacity) money, in any amount and upon any reasonable terms and conditions, for purposes of this Agreement, and to pledge or mortgage any property held in this Trust to secure the repayment of any such loan;

                           (g)      to compromise, settle or arbitrate any
claim, debt, or obligation of or against this Trust; to enforce or abstain from enforcing any right, claim, debt or obligation (subject to the provisions of Section 9.3), and to abandon any property determined by it to be worthless;

                           (h)      to make loans of securities held in this
Trust to registered brokers and dealers upon such terms and conditions as are permitted by applicable law and regulations, and in each instance to permit the securities so lent to be registered in the name of the borrower


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or a nominee of the borrower, provided that in each instance the loan is adequately secured and neither the borrower nor any affiliate of the borrower has discretionary authority or control with respect to the assets of this Trust involved in the transaction or renders investment advice with respect to those assets; and

                           (i)      to invest and reinvest any property in this
Trust in any other form or type of investment not specifically mentioned in this Section.

         ARTICLE 7: Administrative Powers.

         The Trustee shall have and in its sole and absolute discretion may exercise from time to time and at any time the following administrative powers and authority with respect to this Trust:

                  7.1 To hold property of this Trust in its own name or in the name of a nominee or nominees, without disclosure of this Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of this Trust in accordance with the provisions of this Agreement; the Trustee's books and records shall at all times show that such property is part of this Trust; and the Trustee shall be absolutely liable for any loss occasioned by the acts of its nominee or nominees with respect to securities registered in the name of the nominee or nominees.

                  7.2 To organize and incorporate under the laws of any state it may deem advisable one or more corporations (and to acquire an interest in any such corporation that it may have organized and incorporated) for the purpose of acquiring and holding title to any property, interests or rights that the Trustee is authorized to acquire under Article 6 hereof.

                  7.3 To employ in the management of this Trust suitable agents, without liability for any loss occasioned by any such agents selected by the Trustee with the care, skill,


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prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

                  7.4 To make, execute and deliver, as Trustee, any deeds, conveyances, leases, mortgages, contracts, waivers or other instruments in writing that the Trustee may deem necessary or desirable in the exercise of its powers under this Agreement.

                  7.5 To draw upon any Letter of Credit provided pursuant to Section 4.3 and to make demand upon the issuer of any Letter of Credit to pay amounts directly to the Trust.

                  7.6 To do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Agreement or otherwise in the best interests of this Trust.

         ARTICLE 8: Insurance and Annuity Contracts.

                  8.1 The Trustee, upon written direction of the Company prior to a Change in Control, shall pay from the Benefit Account such sums to such insurance company or companies as the Company may direct for the purpose of procuring participating or nonparticipating insurance and/or annuity contracts for the Plans (hereinafter referred to as "Contracts"). The Company shall prepare, or cause to be prepared in such form as it shall prescribe, the application for any Contract to be applied for. The Trustee shall receive and hold in this Trust, subject to the provisions hereinafter set forth in this
Article 8, all Contracts so obtained.

                  8.2 The Trustee shall be the complete and absolute owner of Contracts held in this Trust and, upon written direction of the Company prior to a Change in Control, shall have power, without the consent of any other person, to exercise any and all of the rights, options or privileges that belong to the absolute owner of any Contract held in this Trust or that are granted


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by the terms of any such Contract or by the terms of this Agreement. Prior to a
Change in Control, the Trustee shall have no discretion with respect to the exercise of any of the foregoing powers or the taking of any other action permitted by any Contract held in this Trust, but shall exercise such powers or take such action only upon the written direction of the Company and the Trustee shall have no duty to exercise any of such powers or to take any such action unless and until it shall have received such direction. After a Change in Control, the Trustee shall exercise, without directions from the Company, any and all of the rights, options or privileges that belong to the absolute owner of any Contract held in this Trust or that are granted by the terms of any such Contract or by the terms of this Agreement. The Trustee, upon the written direction of the Company prior to a change in Control, shall deliver any Contract held in this Trust to such person or persons as may be specified in the direction,

                  8.3 The Trustee shall hold in this Trust the proceeds of any sale, assignment or surrender of any Contract held in this Trust and any and all dividends and other payments (including death benefits) of any kind received in respect of any Contract held in this Trust.

                  8.4 Upon the written direction of the Company prior to a Change in Control, the Trustee shall pay from the Benefit Account, premiums, assessments, dues, charges and interest, if any, upon any Contract held in this Trust. The Trustee shall have no duty to make any such payment unless and until it shall have received such direction. After a Change in Control, the Trustee shall pay from the Benefit Account premiums, assessments, dues, charges and interest, if any, upon any Contract held in this Trust, without direction from the Company.

                  8.5 No insurance company that may issue any Contract or Contracts held in this Trust shall be deemed to be a party to this Agreement for any purpose, or to be responsible in any way for the validity of this Agreement or to have any liability under this Agreement other

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than as stated in each Contract that it may issue. Any insurance company may deal with the Trustee as sole owner of any Contract issued by it and held in this Trust without inquiry as to the authority of the Trustee to act, and may accept and rely upon any written notice, instruction, direction, certificate or other communication from the Trustee believed by it to be genuine and to be signed by an officer of the Trustee and shall incur no liability or responsibility for so doing. Any sums paid out by any insurance company under any of the terms of a Contract issued by it and held in this Trust either to the Trustee, or, in accordance with the direction of the Trustee, to any other person or persons designated as payees in such Contract shall be a full and complete discharge of the liability to pay such sums, and the insurance company shall have no obligation to look to the disposition of any sums so paid. No insurance company shall be required to review the terms of this Agreement, to question any action of the Trustee or to ensure that any action of the Trustee is authorized by the terms of this Agreement.

                  8.6 Notwithstanding anything contained herein to the contrary, neither the Company nor the Trustee shall be liable for the refusal of any insurance company to issue or change any Contract or Contracts or to take any other action requested by the Trustee; nor for the form, genuineness, validity, sufficiency or effect of any Contract or Contracts held in this Trust; nor for the act of any person or persons that may render any such Contract or Contracts null and void; nor for the failure of any insurance company to pay the proceeds and avails of any such Contract or Contracts as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such Contract or Contracts; nor for the fact that for any reason whatsoever (other than their own negligence or willful misconduct) any Contract or Contracts shall lapse or otherwise become uncollectable.

         ARTICLE 9: Trustee's Powers After a Change in Control.

                  9.1 After a Change in Control, the Trustee shall exercise for the sole benefit of Participants and their beneficiaries any of the powers set forth in Section 6.3 and Sections 8.2 through 8.6 without direction from the Company, including the power to negotiate for and purchase Contracts whose rates of return and maturity dates may reasonably be expected to permit the Trust to discharge any or all of the obligations of the Company and its Affiliates under the Plans.

                  9.2 (a) As soon as practicable following a Change in Control, the Trustee shall notify in writing each Participant and beneficiary of the amount of his or her benefit (accrued or contingent) under the Plans. Thereafter, the Trustee shall provide each Participant and his or her beneficiary by March 1 of each year, with an account statement (the "Account Statement") as of December 31 of the prior calendar year. The Account Statement shall contain a statement of the amount of benefit payments to which the Participant is or may be entitled, a summary of the assets of the Trust, and a statement notifying the Participant or beneficiary that he or she has the right to receive or examine a copy of this Agreement and examine the Trustee's account filed with the Company pursuant to Section 14.1 of Article 14 hereof. In addition, the Trustee shall notify each Participant or beneficiary of any failure by the Company to provide the Participant Data referred to in Section
5.1 hereof or to make contributions pursuant to Articles 3 and 4.

                           (b)      Within thirty (30) days after a Change in
Control, the Company (or upon its failure, the Trustee) shall notify in writing all Participants and their beneficiaries who may be entitled to receive benefits under the Plans, of the Trustee's availability to aid them in pursuing any claims they may have against the Company under the terms of those Plans under which they are covered. The Company (or upon its failure, the Trustee) shall provide such notice by (1) personal delivery or (2) certified mail return receipt requested to all Participants and/or the beneficiaries described above to their last known address.

                           (c)      As soon as practicable following the
commencement of "Litigation" (as hereinafter defined) on behalf of any Plaintiff, the Trustee shall notify in writing each other Participant and beneficiary of the commencement of the Litigation, the nature of the claim, the judicial forum and any other information that the Trustee determines is relevant.

                  9.3      (a)      If, after a Change in Control, a Plaintiff
notifies the Trustee that the Company (or insurance company, contract administrator or any other party acting on the Company's behalf, if applicable) has refused to pay a claim under any of the Plans, then, unless the Trustee shall determine that the claim has no basis in law and fact, the Trustee:

                                    (1)      will promptly attempt to negotiate
         with the Company (or insurance company, contract administrator or any other party acting on the Company's behalf, if applicable) to obtain payment, settlement, or other disposition of the claim, subject to the consent of the Plaintiff;

                                    (2)      will, if negotiations fail within
         ninety (90) days to result in a payment, settlement or other disposition agreeable to the Plaintiff, upon the receipt of written authorization from the Plaintiff in substantially the form attached hereto as Exhibit A, institute and maintain legal proceedings (hereinafter referred to as the "Litigation") against the Company or other appropriate person or entity to recover on the claim on behalf of the Plaintiff; and

                                    (3)      may, subject to the consent of the
         Plaintiff, settle or discontinue the Litigation.

                           (b)      The Trustee shall direct the course of the
Litigation and shall keep the Plaintiff informed of the progress of the Litigation as the Trustee deems appropriate, but no less frequently than quarterly. If, during the Litigation:

                                    (1)      the Plaintiff directs in writing
         that the Litigation on behalf of the Plaintiff be settled or discontinued, the Trustee shall take all appropriate action to follow such direction, provided that the written direction specifies the terms and conditions of the settlement or discontinuance, and further provided that the Plaintiff, if requested by the Trustee, shall execute and deliver to the Trustee a document in a form acceptable to the Trustee releasing and holding harmless the Trustee from any liability resulting from the Trustee's following such direction;

                                    (2)      the Plaintiff refuses to consent to
         the settlement or other disposition of the Litigation on terms recommended in writing by the Trustee or does not agree with the Trustee's conduct of the Litigation, the Trustee may proceed, in its sole and absolute discretion, to take such action as it deems appropriate in the Litigation, including entering into settlement or discontinuance of the Litigation; provided, however that the Trustee shall first afford the Plaintiff at least fourteen (14) days' advance notice of any decision to settle or otherwise discontinue the Litigation; provided, further, however, that the Trustee shall not be authorized to proceed in the Litigation on behalf of the Plaintiff after (i) the Plaintiff shall have revoked in writing the authorization of the Trustee to proceed on his behalf (in substantially the form attached hereto as Exhibit B) and shall have delivered such writing to the Trustee and (ii) the Plaintiff shall have appointed his own counsel, whose fees and expenses are to be paid by the Plaintiff and who shall appear in the Litigation on behalf of the Plaintiff in lieu of counsel retained by the Trustee. Thereafter, the Trustee shall have no obligation to proceed further on behalf of such Plaintiff or to pay from the Trustee Expense Account any costs or expenses incurred in the Litigation after the date of the delivery of such writing.

                           (c)      The Trustee is empowered to retain, at the
expense of this Trust and chargeable to the Trustee Expense Account, counsel and other appropriate experts, including actuaries and accountants, to aid it in making any determination under this Article 9 and to pursue or settle any Litigation. The Trustee shall have the discretion to determine the form and nature that any Litigation against the Company, or other appropriate person or entity, shall take, and the procedural rules and laws applicable to such Litigation shall supersede any inconsistent provision in this Agreement.

                  9.4 After a Change in Control, the Trustee shall bill the Company directly, on a monthly basis, for all fees and expenses described in
Section 10.2. The Trustee may commence legal action against the Company to recover any amount not paid within thirty (30) days of the billing date. If the Company's failure to pay causes a reduction in the assets of the Trustee Expense Account contributed pursuant to Article 3 such that the Trustee Expense Account is insufficient to pay for all expenses that may be incurred in connection with the Litigation, the Trustee shall commence legal action as provided in Section 9.5.

                  9.5 Upon the occurrence of a Threatened Change in Control or after a Change in Control, if the Company fails to transfer to, and deposit in, the Trust the amounts required by Sections 3.2, 4.2 and 9.4, (i) within five
(5) days of the demand by the Trustee, the Trustee shall commence legal action to compel the Company to pay such amounts to the Trust and (ii) the Company shall be required by contribute within 10 days of commencement of such action an additional amount to the Trust to pay for the costs and expenses, including legal fees, of such action. The Trustee shall have the power and authority to hire legal counsel of its choice to pursue such legal action against the Company and the costs of such legal counsel shall be paid from the Trust.

         ARTICLE 10: Taxes, Expenses and Compensation of Trustee.

                  10.1 The Company shall pay any federal, state, local or other taxes imposed or levied with respect to the assets and/or income of this Trust or any part thereof under existing or future laws, and the Company, in its discretion, may contest the validity or amount of any tax, assessment, claim or demand respecting this Trust or any part thereof. To the extent not deducted and paid by the Company, the Trustee shall deduct and pay to the appropriate taxing authorities any payroll taxes required to be withheld with respect to any payments made pursuant to this Trust.

                  10.2 The Trustee shall be reimbursed by the Company on a monthly basis, or on such other basis as the Trustee deems reasonable, for the fees and expenses set forth in Schedule 3 attached hereto and its reasonable expenses, including but not limited to the retention of legal counsel (including but not limited to legal counsel and other professionals retained pursuant to
Article 11 and to legal counsel retained to represent the Trustee in any action brought by the Company or any Participant against the Trustee), accountants and actuaries and such other professionals as the Trustee determines are necessary or appropriate to enable it to perform its services as Trustee.

         ARTICLE 11: General Duties of Trustee.

                  11.1 The Trustee shall discharge its duties under this Agreement solely in the interest of the Participants and their beneficiaries and
(a) for the exclusive purpose of providing benefits to such Participants and their beneficiaries and defraying reasonable expenses of administering this Trust; and (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

                  11.2 (a) Except as restricted by securities or other laws, the Company shall notify the Trustee as soon as practical of any facts of which its officers have knowledge which have caused the commencement or termination of a Threatened Change in Control Period or the occurrence of a Change in Control.

                           (b)      The Trustee is responsible for ascertaining
whether a Threatened Change in Control Period has commenced and whether a Change in Control has occurred.

                  11.3 The Trustee may consult with counsel, who may be counsel for the Company prior to a Change in Control or for the Trustee in its individual capacity, and shall not be deemed imprudent by reason of its taking or refraining from taking any action in accordance with the opinion of counsel.

                  11.4 The Company may designate in writing, prior to a Change in Control, counsel to be retained by the Trustee after a Change in Control to enforce the rights of Participants and beneficiaries to benefits under the Plans. If the designated counsel declines to provide representation, or the Trustee is not satisfied with the quality of representation provided, the Trustee may dismiss the designated law firm and engage another qualified law firm for this purpose; provided, however, that the law firm so engaged may not be the same law firm which represents the Trustee with respect to its responsibilities as Trustee in its individual capacity under this Agreement. The Company may not dismiss or engage such counsel or cause the Trustee to engage or dismiss such counsel after a Change in Control.

         ARTICLE 12: Indemnification.

                  12.1 The Company agrees, to the extent permitted by law, to indemnify and hold the Trustee harmless from and against any liability that the Trustee may incur in the administration of this Trust (including attorneys' fees and expenses), unless arising from the Trustee's own gross negligence, willful misconduct, or willful breach of the provisions of its obligations under this Agreement. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Agreement, except as required by law.

                  12.2 Any amount payable to the Trustee under this Article 12 and not previously paid by the Company shall be paid by the Company promptly upon written demand therefor by the Trustee or, if the Company fails to make payment within fifteen (15) days after such written demand, from the Trustee Expense Account, and, if the Trustee Expense Account is insufficient, then from the Benefit Account.

         In the event that payment is made hereunder to the Trustee from the Trustee Expense Account, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in this Trust an amount in cash (or in marketable securities or in some combination thereof) equal to any payments made from this Trust to the Trustee pursuant to this Article 12. The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to this Article 12. The provisions of this Article 12 shall survive the termination of this Agreement.

                  12.3 Nothing in this Article 12 shall require the Company to indemnify the Trustee with respect to any Letter of Credit (as described in Section 4.3) which the Trustee or any affiliate may issue in its commercial capacity, nor may any assets of the Trust be used to repay the Trustee or any affiliate for amounts the Trustee or any affiliate may pay pursuant to any Letter of Credit.

         ARTICLE 13: No Duty to Advance Funds.

         Nothing contained in this Agreement shall require the Trustee to risk or expend its own funds in the performance of the duties of the Trustee hereunder. In the acceptance and performance of its duties hereunder, the Trustee acts solely as trustee and not in its individual capacity, and all persons, other than the Company, having any claim against the Trustee related to this Agreement or the actions or agreements of the Trustee contemplated hereby shall look solely to this Trust for the payment or satisfaction thereof unless the Trustee has failed to act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. Without limiting the foregoing, the Trustee shall not be liable in its individual capacity for the payment of the fees and expenses of counsel and other professionals retained by the Trustee in accordance with Articles 9, 10 and 11 hereof. The provisions of this Article 13 shall not limit in any way the obligations and responsibilities of the Trustee or any affiliate pursuant to a Letter of Credit (as described in Section 4.3) and the rights of the Trustee to draw upon any Letter of Credit issued by the Trustee or any affiliate shall be as provided in such Letter of Credit.

         ARTICLE 14: Accounts.

                  14.1 (a) The Trustee shall keep accurate and detailed accounts of all its receipts, investments and disbursements under this Agreement on a fiscal year basis ending on each August 31 and for purposes of the Account Statement pursuant to Section 9.2. Such person or persons as the Company shall designate shall be allowed to inspect the books of account relating to this Trust upon request at any reasonable time during the business hours of the Trustee.

                           (b)      Within sixty (60) days after the close of
each fiscal year, the Trustee shall transmit to the Company, and certify the accuracy of, a written statement of the assets and liabilities of this Trust, showing the current value of each asset at that date, and a written account of all the Trustee's transactions relating to this Trust during the period from the last previous accounting to the close of that year. For the purposes of this subsection, the date of the Trustee's resignation or removal as provided in
Article 16 hereof or the date of termination of this Trust as provided in
Article 17 hereof shall be deemed to be the close of a year.

                           (c)      Unless the Company shall have filed with the
Trustee written exceptions or objection s to any such statement and account within one-hundred and twenty (120) days after receipt thereof, the Company shall be deemed to have approved such statement and account, and in such case or upon the written approval by the Company of any such statement and account, the Trustee shall, to the extent permitted by law, be forever released and discharged with respect to all matters and things contained in such statement and account as though it had been settled by decree of a court of competent jurisdiction in an action or proceeding to which the Company and all persons having any beneficial interest in this Trust were parties.

                  14.2 The Trustee shall determine the fair market value of this Trust on a quarterly basis.

                  14.3 Nothing contained in this Agreement or in the Plans shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts or for instructions in connection with this Trust, the only other necessary party thereto in addition to the Trustee shall be the Company. If the Trustee so elects, it may bring in as a party or parties defendant any other person or persons. No person interested in this Trust, other than the Company or at least twenty-five percent (25%) of the Participants and beneficiaries, shall have a right to compel an accounting, judicial or otherwise, by the Trustee, and each such person shall be bound by all accountings by the Trustee to the Company, as herein provided, as if the account had been settled by decree of a court of competent jurisdiction in an action or proceeding to which such person was a party.

         ARTICLE 15: Administration of the Plans; Communications.

                  15.1 The Company shall administer the Plans as provided therein and subject to Section 6.3, Article 5 and of Article 9 hereof, or subject to any other delegation by the Company and assumption by the Trustee of the duties of administering the Plans, the Trustee shall not be responsible in any respect for administering the Plans nor shall the Trustee be responsible for the adequacy of this Trust to meet and discharge all payments and liabilities under the Plans. The Trustee shall be fully protected in relying upon any written notice, instruction, direction or other communication consistent with the terms of this Agreement signed by an officer of the Company designated pursuant to this Agreement. The Company, from time to time, shall furnish the Trustee with the names and specimen signatures of the designated officers of the Company and shall promptly notify the Trustee of the termination of office of any designated officer of the Company and the appointment of a successor thereto. Until notified to the contrary, the Trustee shall be fully protected in relying upon the most recent list of the designated officers of the Company furnished to it by the Company.

                  15.2 Any action required by any provision of this Agreement to be taken by the Board shall be evidenced by a resolution of such Board certified to the Trustee by the Secretary or an Assistant Secretary of the Company under its corporate seal, and the Trustee shall be fully protected in relying upon any resolution so certified to it. Unless other evidence with respect thereto has been specifically prescribed in this Agreement, any other action of the Company , under any provision of this Agreement, including any approval of or exceptions to the Trustee's accounts, shall be evidenced by a certificate signed by an officer of the Company, and the Trustee shall be fully protected in relying upon such certificate. The Trustee may accept a certificate signed by an officer of the Company as proof of any fact or matter that it deems necessary or desirable to have established in the administration of this Trust (unless other evidence of such fact or matter is expressly prescribed herein), and the Trustee shall be fully protected in relying upon the statements in the certificate.

                  15.3 The Trustee shall be entitled conclusively to rely upon any written notice, instruction, direction, certificate or other communication consistent with the terms of this Agreement believed by it to be genuine and to be signed by the proper person or persons.

                  15.4 Until written notice is given to the contrary, communications to the Trustee shall be sent to such individual at such address as may be designated in writing by the Trustee; communications to the Company shall be sent to it at its office at 1420 Peachtree Street, N.E., Atlanta, Georgia, Attention: Ken Murphy, facsimile 404-853-1015, with a copy to William
J. Vesely, Jr., Kilpatrick Stockton LLP, facsimile 404-815-6555 (or to such other individuals or addresses as may be designated by the Company).

         ARTICLE 16: Resignation or Removal of Trustee.

                  16.1 The Trustee may resign at any time, other than during a Threatened Change in Control Period or upon the occurrence of a Change in Control, upon six (6) months written notice to the Company or such shorter period as is acceptable to the Company (hereinafter referred to as the "Resignation Period") and immediately after the Resignation Period shall have no further duties hereunder. The Trustee will have no duty to find or secure the appointment of a successor upon its resignation pursuant to this Section nor shall its resignation or its termination of any further duties be contingent upon the appointment and qualification of a successor. Promptly after receipt of such notice, the Company shall appoint a successor trustee, such trustee to become Trustee upon its acceptance of this Trust.

                  16.2 During a Threatened Change in Control Period or after the occurrence of a Change in Control, the Trustee may resign only under one of the following circumstances:

                           (a)      A final decision of a court of competent
jurisdiction removing the Trustee by reason of such court's determination of the existence of a conflict of interest which prevents the Trustee from properly performing its duties hereunder. The Trustee agrees to use its best efforts to avoid any such conflict. For the purpose of this Agreement, the decision of a court shall not be deemed to be final unless the decision is not appealable, or no appeal has been taken from the decision and the time for an appeal has expired. Notwithstanding the foregoing provisions of this subsection (a), such resignation shall not be effective unless the Trustee has obtained the agreement of a bank to act as successor trustee which bank (1) is among the 100 largest banks in the United States, as measured by assets, and (2) served or then currently serves as the trustee for similar trusts and understands its obligations under such similar trusts. In any event, the Trustee shall continue to be custodian of this Trust until the new trustee is in place, and the Trustee shall be entitled to expenses and fees through the later of the effective date of its resignation as Trustee or the end of its custodianship of this Trust's assets.

                           (b)      The Trustee has exhausted all of its legal
remedies and has been unsuccessful in such litigation to require the Company to remit to the Trustee such amounts as are billed pursuant to Section 9.4 and the assets of the Trust have been exhausted. In such event, the Trustee shall have the right to resign immediately as Trustee, and immediately upon such resignation shall have no further duties hereunder. The Trustee will have no duty to find or secure the appointment of a successor upon its resignation pursuant to this subsection, nor shall its resignation or the termination of any further duties be contingent upon the appointment and qualification of a successor. In any event, the Trustee shall continue to be custodian of this Trust until the new trustee is in place, and the Trustee shall be entitled to expenses and fees through the later of the effective date of its resignation as Trustee or the end of its custodianship of this Trust's assets.

                  16.3 Other than during a Threatened Change in Control Period or after the occurrence of a Change in Control, the Company may remove the Trustee upon thirty (30) days written notice to the Trustee, or upon shorter notice if acceptable to the Trustee. Such removal shall become effective, however only upon the occurrence of all of the following events:

                           (a)      The appointment by the Company of a
successor trustee;

                           (b)      The acceptance of the trust by the successor
trustee; and

                           (c)      The delivery of this Trust's assets to the
successor trustee.

                  16.4 Each successor trustee shall have the powers and duties conferred upon the Trustee in this Agreement, and the term "Trustee" as used in this Agreement shall be deemed to include any successor trustee. Upon designation or appointment of a successor trustee, the Trustee shall transfer and deliver this Trust to the successor trustee, reserving such reasonable sums as the Trustee shall deem necessary to defray its expenses in settling its accounts, to pay any of its compensation due and unpaid and to discharge any obligation of this Trust for which the Trustee may be liable. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Company or the successor trustee, or both. When this Trust shall have been transferred and delivered to the successor trustee and the accounts of the Trustee have been settled as provided in Article 14 hereof, the Trustee shall be released and discharged from all further accountability or liability for this Trust and shall not be responsible in any way for the further disposition of this Trust or any part thereof.

                  16.5 Notwithstanding anything to the contrary, in the event it resigns or is removed, the Trustee shall have a right to have its accounts settled as provided in Article 14 hereof.

         ARTICLE 17: Amendment of Agreement; Termination of Trust.

                  17.1 Subject to Section 17.2, the Company expressly reserves the right at any time, other than during a Threatened Change in Control Period or after the occurrence of a Change in Control, to amend in writing or terminate this Agreement and this Trust created thereby to any extent that it may deem advisable. No amendment shall be made without the Trustee's consent thereto in writing (whose consent shall not be unreasonably withheld) if, and to the extent that, the effect of such amendment is to materially increase the Trustee's responsibilities hereunder. Such proposed amendment shall be delivered to the Trustee as a written instrument of amendment, duly executed and acknowledged by the Company. The

Company also shall deliver to the Trustee a copy of any modifications or amendments to the Plans. The Trustee's consent shall not be required for the termination of this Trust pursuant to this Section 17.1, its removal as Trustee, the amendment of any of the Plans, or the increase in the number of Participants.

                  17.2 Notwithstanding anything contained herein to the contrary, other than as provided in Section 17.3 and Section 17.5, the provisions of this Agreement and this Trust created thereby shall not be amended or terminated by the Company or the Trustee during a Threatened Change in Control Period or after the occurrence of a Change in Control.

                  17.3 Notwithstanding anything contained in this Agreement to the contrary, upon a Change in Control the Benefit Account and the assets of this Trust and income attributable thereto, including all rights under any Letters of Credit, with respect to all Participants and their beneficiaries and the Plans (the "Transferred Plans") shall be transferred (the "Transfer") and delivered to the trustee of the Executive Benefit Trust (which is not a grantor trust within the meaning of Section 671 of the Code and which is irrevocable) and upon the Transfer the Trustee shall have no responsibility under this Agreement for payments to be made to Participants and their beneficiaries with respect to the Transferred Plans.

                  17.4 In the event the Company terminates this Trust other than during a Threatened Change in Control Period or after the occurrence of a Change in Control, the Trustee shall reserve such sums it deems necessary to pay its fees and expenses, and shall distribute all remaining assets of this Trust in accordance with the written directions of the Company, and the Trustee shall provide the Company with a final written accounting to the Company in accordance with Article 14 hereof.

                  17.5 After the occurrence of a Change in Control, this Trust shall be terminated only upon the first to occur of (a) the transfer of the Benefit Account and the assets of this Trust to the Executive Benefit Trust, the resolution of all Litigation to the satisfaction of the Plaintiff and his or her beneficiaries and Trustee and the payments of all amounts due to the Trustee and all costs and expenses chargeable to this Trust, or (b) the twenty-first anniversary of the death of the last survivor of the Participants or their beneficiaries who are in being on the date of this Agreement. Upon termination of this Trust, the Trustee shall have a right to have its account settled as provided in Article 14 hereof. Promptly upon termination of this Trust, and after payment of all fees, expenses and indemnities due to or incurred by the Trustee hereunder, any remaining portion of this Trust shall be paid to the Company.

         ARTICLE 18: Prohibition of Diversion.

                  18.1 Except as provided in Sections 4.2, 17.4 and 18.2 of this Article 18, at no time prior to the satisfaction of all liabilities with respect to Participants and their beneficiaries under this Trust shall any part of the corpus and/or income of this Trust be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their beneficiaries, and the assets of this Trust shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to Participants in the Plans and their beneficiaries and defraying reasonable expenses of administering the Plans or performing any of the Trustee's duties under this Agreement.

                  18.2 Notwithstanding any provision of this Agreement to the contrary, the assets of this Trust shall be subject to, and available for satisfaction of, claims of the general creditors of the Company and its Affiliates in the event of the insolvency of the Company or its Affiliates or commencement of a case under the Bankruptcy Code against the Company or an

Affiliate as provided for herein. The Board and the chief executive officer of the Company or any Affiliate shall notify the Trustee in writing in the event of
(i) the insolvency of the Company or any Affiliate or (ii) the beginning of proceedings under the Bankruptcy Code of 1978, as amended from time to time (the "Bankruptcy Code"), by any person in respect of the Company or any Affiliate. Upon receipt of such notice or any other written allegation, or if the Trustee has actual knowledge of the insolvency of, or of the commencement of a case under the Bankruptcy Code in respect of, the Company or any Affiliate, the Trustee shall suspend all payments of benefits from the Trust with respect to Participants and beneficiaries and shall hold the assets of the Trust for the benefit of the general creditors of the Company or its Affiliates. In the case where the Trustee receives such notice or written allegation, or has actual knowledge, of the insolvency of the Company or any Affiliate, the Trustee shall in its discretion make an independent determination or promptly seek a judicial determination regarding the insolvency of the Company or any Affiliate. In the case where the Trustee receives such notice or written allegation, or has actual knowledge, that a case under the Bankruptcy Code has been initiated, the Trustee shall dispose of the Trust in accordance with the decision of a court of competent jurisdiction. The Trustee shall resume payments under the terms of the Agreement only after determining that the Company or any Affiliate is not insolvent (or is no longer insolvent, if the Trustee initially determined the Company or any Affiliate to be insolvent) or upon receiving a judicial decision from a court of competent jurisdiction to that effect. The Board and the chief executive officer shall have the duty to inform the Trustee of the discontinuance of the insolvency of the Company or any Affiliate. For purposes of this Agreement, the Company or any Affiliate shall be considered insolvent if its respective assets are insufficient to meet current financial obligations as they come due. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due Participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company (or an Affiliate) in lieu of payments provided for hereunder during any such period of discontinuance.

         ARTICLE 19: Prohibition of Assignment of Interest.

         No interest, right or claim in or to any part of this Trust or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except to the extent required by law.

         ARTICLE 20: Miscellaneous.

                  20.1 This Agreement shall be interpreted, construed and enforced, and this Trust hereby created shall be administered, in accordance with the laws of the United States and of the State of Georgia without regard to the conflicts of laws principles thereof. Nothing in this Agreement shall be construed to subject this Trust created hereunder to the Employee Retirement Income Security Act of 1974, as amended.

                  20.2 The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purpose of this Agreement.

                  20.3 The titles to Articles of this Agreement are placed herein for convenience of reference only, and this Agreement is not to be construed by reference thereto.

                  20.4 This Agreement shall bind and inure to the benefit of the successors and assigns of the Company and the Trustee, respectively and the Plans.

                  20.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one instrument, which may be sufficiently evidenced by any counterpart.

                  20.6 If any provision of this Agreement is determined to be invalid or unenforceable the remaining provisions shall not for that reason alone also be determined to be invalid or unenforceable.

                  20.7 Each Participant and his beneficiaries is an intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

                            [Execution Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Assumption and Amendment Agreement to be executed in their respective names by their duly authorized officers under their corporate seals as of the day and year first above written.

                                       ACUITY BRANDS, INC.



                                       By /s/  James S. Balloun
                                         -------------------------------

ATTEST:



  /s/  Helen D. Haines
-------------------------------
         Secretary

                                       WACHOVIA BANK, N.A.



                                       By
                                         -------------------------------

ATTEST:



-------------------------------
         Secretary

         The undersigned, National Service Industries, Inc., hereby consents to the transfer and assumption of the Prior Trust by Acuity Brands, Inc., as of this 28th day of November, 2001.

                                       NATIONAL SERVICE INDUSTRIES, INC.



                                       By  /s/  Brock A. Hattox
                                         -------------------------------

                                   Schedule 1

                                    THE PLANS

         The following Company plans and agreements (collectively referred to as the "Plans") are subject to this Trust:

         1.       Executives' Deferred Compensation Plan

         2.       Supplemental Retirement Plan for Executives

         3.       Senior Management Benefit Plan

         4.       Supplemental Deferred Savings Plan

         5.       Long Term Incentive Plan

         6.       Severance Protection Agreements with:

                           (i)      Balloun
                           (ii)     Murphy
                           (iii)    Parham
                           (iv)     Heagle
                           (v)      Searle
                           (vi)     Honeycutt
                           (vii)    Morgan

                                   Schedule 2

                            PARTICIPATING AFFILIATES

                           Acuity Lighting Group, Inc.

                      Acuity Specialty Products Group, Inc.

                                   Schedule 3

                                  Fee Schedule

                                    EXHIBIT A

                    Authorization Pursuant to Article 9.3 of
                               Acuity Brands, Inc.
                            Benefits Protection Trust

TO:      WACHOVIA BANK, N.A.

         This is to authorize the Wachovia Bank, N.A., as Trustee of Acuity Brands, Inc. Benefits Protection Trust (the "Trust") to institute and maintain legal proceedings against the Company (as defined in this Trust) or other appropriate person or entity to assert the following claim(s) on my behalf:
(nature of claim]. The Trustee shall have the powers and be subject to the procedures set forth in Article 9 of this Trust (a copy of which I have already received and reviewed).

         Any proceedings by the Trustee under this authorization may be initiated in my name as a plaintiff (or as a member of a class) or in the name of the Trustee, or both, as the Trustee determines is necessary or appropriate at the time proceedings are commenced.



                                         -------------------------------
                                         Participant or Beneficiary

                                    EXHIBIT B

                        Revocation of Authorization Under
                       Article 9.3 of Acuity Brands, Inc.
                            Benefits Protection Trust


TO:      WACHOVIA BANK, N.A.

         This is to notify you that I revoke any prior authorization I have given to you as Trustee of Acuity Brands, Inc. Benefits Protection Trust (the "Trust") to maintain legal proceedings against the Company as defined in this Trust), or otherwise to assert the following claims(s) on my behalf: (nature of claim(s)].

         I understand that this Revocation of Authorization is conditioned upon, and shall not be effective until, the appointment by me of my own counsel and the appearance of that counsel in any legal proceeding on my behalf in lieu of counsel retained by the Trustee. I understand further that, upon the occurrence of these conditions, the Trustee shall have no obligation to proceed further on my behalf, or to pay any costs or expenses incurred after the delivery of this Revocation of Authorization.



                                         -------------------------------
                                         Participant or Beneficiary